DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2023

SPARTANBURG, S.C., January 8, 2024 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported selected preliminary and unaudited results for its fourth quarter and fiscal year ended December 27, 2023.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to deliver solid Denny’s domestic system-wide same-restaurant sales* in the fourth quarter, reflecting sequential improvement throughout the quarter, while also achieving results at the high-end of our previously guided range for the full year. Despite a persistently challenging operating environment, we enter 2024 with growing momentum towards our key strategies and the accelerated development of the Keke’s brand.”

Preliminary Results

Denny's fourth quarter domestic system-wide same-restaurant sales* were 1.3% compared to the equivalent fiscal period in 2022, including 1.5% at domestic franchised restaurants and (1.2)% at company restaurants.

Denny's fiscal year domestic system-wide same-restaurant sales* were 3.5% compared to the equivalent fiscal period in 2022, including 3.6% at domestic franchised restaurants and 2.7% at company restaurants.

In 2023, the Company opened 32 restaurants, including 11 international locations, and closed 57 restaurants, bringing the year-end total restaurant count to 1,631.

In the fourth quarter, the Company allocated $16.2 million to share repurchases, resulting in $52.1 million allocated to share repurchases for the full year. As of December 27, 2023, the Company had approximately $100 million remaining under its existing repurchase authorization.

The Company expects to release financial and operating results for its fourth quarter and fiscal year ended December 27, 2023, along with financial guidance for 2024, after the market closes on Tuesday, February 13, 2024.

DENNY’S CORPORATION
Preliminary Results
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1) vs. Prior Year	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase (decrease))	12/27/23	12/28/22	12/27/23	12/28/22	12/27/23	12/28/22	12/27/23	12/28/22
Company Restaurants	(1.2)%	6.0%	2.7%	10.4%	0.7%	N/A	(1.1)%	N/A
Domestic Franchise Restaurants	1.5%	1.7%	3.6%	6.0%	(3.8)%	N/A	(4.4)%	N/A
Domestic System-wide Restaurants	1.3%	2.0%	3.5%	6.3%	(3.1)%	N/A	(3.9)%	N/A

(1)	Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.
(2)	Effective July 20, 2022, the Company acquired Keke's; as such the data represents post-acquisition results.

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 27, 2023	66	1,522	1,588	8	48	56
Units Opened	—	7	7	—	2	2
Units Closed	(1)	(21)	(22)	—	—	—
Net Change	(1)	(14)	(15)	—	2	2
Ending Units December 27, 2023	65	1,508	1,573	8	50	58

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 28, 2022	66	1,536	1,602	8	46	54
Units Opened	—	28	28	—	4	4
Units Closed	(1)	(56)	(57)	—	—	—
Net Change	(1)	(28)	(29)	—	4	4
Ending Units December 27, 2023	65	1,508	1,573	8	50	58

*Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Upcoming Investor Conference Presentation

The Company will be participating in the 2024 Annual ICR Conference taking place at the JW Marriott Orlando Grande Lakes in Orlando, Florida. The Company’s presentation will take place on Tuesday, January 9, 2024, at 8:30 a.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the event which will be available online in the Investor Relations section of the Company’s website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of the Company’s website at investor.dennys.com.

About Denny’s Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 27, 2023, the Company consisted of 1,631 restaurants, 1,558 of which were franchised and licensed restaurants and 73 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of December 27, 2023, the Denny's brand consisted of 1,573 global restaurants, 1,508 of which were franchised and licensed restaurants and 65 of which were company operated. As of December 27, 2023, the Keke's brand consisted of 58 restaurants, 50 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2022 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact: 877-784-7167

Media Contact: 864-597-8005